EXHIBIT 10.3
------------




            MANAGEMENT, ADVISORY AND SUPERVISORY AGREEMENT
            ----------------------------------------------


     This MANAGEMENT, ADVISORY AND SUPERVISORY AGREEMENT dated as of September 10, 1987 by and between ARVIDA/JMB PARTNERS, L.P., a limited partnership organized and operating under the laws of Delaware (the "Partnership"), and ARVIDA MANAGEMENT COMPANY, a corporation organized and operating under the laws of Illinois ("Arvida").

     WHEREAS, the Partnership was organized under the laws of Illinois under and by virtue of a Certificate of Limited Partnership dated as of January 28, 1987 and reconstituted as a Delaware limited partnership on April 8, 1987 for the purposes described in its Certificate of Limited Partnership;

     WHEREAS, the Partnership desires to avail itself of the experience, sources of information, advice, assistance and certain facilities and resources available to Arvida and to have Arvida undertake the duties and responsibilities hereinafter set forth on behalf of the Partnership, and subject to the authority, supervision and control on behalf of the Partnership of Arvida/JMB Managers, Inc., the general partner (the "General Partner") of the Partnership, all as provided herein;

     WHEREAS, subject to the authority, supervision and control of the General Partner on behalf of the Partnership to the extent Arvida renders services for the Partnership, Arvida is willing to undertake to render such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, it is agreed as follows:


ARTICLE I - GENERAL MANAGEMENT, ADVISORY AND SUPERVISORY SERVICES

     SECTION 1.1 During the term of this Agreement, Arvida will be authorized, as requested from time to time by the General Partner or a Developer (as hereinafter defined), to provide development and management supervisory and advisory services, as described more fully below, with respect to the Partnership properties (the "Properties") acquired by the Partnership pursuant to, or as contemplated by, that certain Acquisition Agreement, as amended through the date hereof, among Arvida Corporation, The Walt Disney Company and the Partnership, or as contemplated by the Prospectus (as hereinafter defined). In the course of its duties, Arvida will provide development and management supervisory and advisory personnel

(and services with respect thereto) in respect of the Properties; provided, however, that at all times during the term hereof, the Partnership will retain the ultimate authority for the management and control of the Properties. Arvida shall have no authority to enter into contracts on behalf of the Partnership without the prior approval of the General Partner. Nothing in this Agreement shall in any way limit or restrict Arvida's operation of its own business.


     SECTION 1.2 Arvida will use reasonable efforts to provide services to the Partnership in accordance with prevailing industry practices.


     SECTION 1.3   Arvida will direct and supervise the
Partnership's personnel in the day-to-day operations of the Properties, subject, however, to the requirement that all major actions affecting the Properties shall be reviewed in advance with, and shall not have been disapproved by, the General Partner.


     SECTION 1.4 Arvida shall and does hereby undertake to assist the Partnership with respect to the maintenance and operation of each completed Property and as needed to render marketing, sales and administrative expertise as requested by the General Partner in respect of Partnership Properties, whether completed or, under development.


     SECTION 1.5 Arvida shall perform the services to be provided hereunder upon the request from time to time of the General Partner or a Developer (as hereinafter defined), which request may be general or specific. The requesting party shall retain the right to limit or redefine, upon reasonably prompt notice to Arvida, any request for services on a prospective basis with respect to services to be performed.


     SECTION 1.6 Arvida hereby agrees that the Partnership is entering this Agreement on its own behalf and on behalf of any joint venture or other entity in which the Partnership holds or may hereafter hold an interest and that Arvida shall perform services as provided hereunder for any such joint venture or other entity with respect to the Partnership's interest therein upon the request of the General Partner or such joint venture or other entity.



       ARTICLE II - DUTIES OF ARVIDA WITH RESPECT TO DEVELOPMENT
                     AND MANAGEMENT OF PROPERTIES


     SECTION 2.1 As requested from time to time by the General Partner, Arvida shall and does hereby undertake to assist the Partnership or the developing joint venture or other entity of each Property in which the Partnership has an interest (collectively with the Partnership, for purposes of this Agreement, the "Developer") with respect to the development and management of such Property (individually, a "Project") as follows:

     (a) Assist and recommend procedures for demolition or renovation of existing structures on the site of the Project and, for and on behalf of the Developer, monitor the work of all demolition or renovation contractors, if any, subject to the terms of the applicable demolition or renovation contract;

     (b) Assist and recommend the selection of the architect, land planners, the structural, mechanical and electrical engineers and any other additional consultants who, in Arvida's reasonable judgment, may be necessary for the development of the Project; negotiate and consummate contracts, including materials purchase agreements, relating to the Project, in the name of the Developer (which contracts shall include, to the extent practicable, provisions (i) acknowledging the Developer's right to use all work product, and (ii) providing for the invoicing to the Developer of all fees, labor, materials purchased and equipment rented, including sales and use taxes, which invoices Arvida shall review and approve before passing to the Developer for payment); coordinate and direct the work of such parties to ensure the expeditious completion of the Project; and examine, and make recommendations for the payment or settlement of, the accounts of such parties;

     (c) Assist the Developer in identifying all licenses, permits, consents, approvals and variances necessary from governmental authorities in respect of the Project and causing proper application to be made to all such governmental authorities for such licenses, permits, consents, approvals and variances;

     (d) Initiate and maintain planning, scheduling and supervision for all phases of development of the Project, including, without limitation, schedules for commencement and completion of development and construction;

     (e) Assist in the development of feasibility studies based upon appropriate marketing considerations, among others, identifying alternative solutions to any impediments to development of the Project, and to use Arvida's resources and expertise to resolve such impediments and implement appropriate solutions to such impediments;

     (f) Assist in the layout and architectural and engineering design for the Project (including land planning and land development in respect thereof), including the preparation of conceptual studies, schematic design, design development, construction documents, and models and graphic presentation materials;

     (g)   Assist in the preparation of (i) preliminary, (ii) revised and
           (iii) final development budgets, detailed economic forecasts, fee schedules and completion schedules for all phases of development of the Project from commencement to completion based, in each case, on applicable design and development documents;

     (h) Provide such services of additional personnel and support staff as are necessary to carry out its obligations hereunder, and advise the Developer from time to time of its key personnel who are assigned to the Project;

     (i)   Submit to the Developer on a regular basis:

           (1) A cost analysis for the Project, which shall include projected cash expenditures and costs incurred to date (including but not limited to development, construction, marketing and administration costs), and

           (2) written progress reports on construction, personnel and contractual commitments and any significant events affecting or relating to the Project;

     (j) Consult with the Developer on all matters which are subject to the Developer's approval rights hereunder and promptly submit such matters to the Developer for approval prior to taking any action thereon;

     (k) Allow the Developer, at all reasonable times, to inspect and audit Arvida's records relating to the Project, to consult with the personnel and support staff of Arvida which have been provided to perform the obligations of Arvida hereunder, to attend Project meetings and to post such advertisements, signs or notices as the Developer may deem desirable at or in the vicinity of the Project;

           (1) Assist the Developer in ensuring that all appropriate contracts will provide that the development of the Project shall comply with all applicable laws, ordinances, building codes, fire codes, orders, regulations and restrictions of record;

     (m) Submit to the Developer those written bids received by Arvida from proposed contractors (and sub-contractors, as applicable), together with Arvida's analyses and recommendations respecting such bids and such contractors, including the general construction contract or contracts (herein called the "Construction Contract") that are proposed to be entered into between the Developer and one or more general contractors (the "General Contractor");

     (n) Monitor the work of the General Contractor and subcontractors including but not limited to the solicitation and receipt of bids, for and on behalf of the Developer, subject to the terms of the Construction Contract; and

     (o) Coordinate at the Developer's direction and on the Developer's behalf the substantial completion of the various portions of the Project as may be necessary for the sale of lots and units of the Project.


     SECTION 2.2 Arvida shall not have control or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the work upon the Project, for the acts or omissions of the General Contractor, subcontractors or any other persons performing any of such work, or for the failure of any of them to carry out the work in accordance with their respective contract documents.


     SECTION 2.3 Upon the request of the Developer, Arvida shall act as attorney-in-fact or agent in dispositions of all Projects (or portions thereof) and other investments, in negotiating, renegotiating or carrying out the terms of sale of Projects or other investments, in disbursing and collecting the funds of the Developer in respect of such Projects or other investments, in paying the debts and fulfilling the obligations of the Developer in respect of Projects, and in handling, prosecuting and settling any claims of the Developer in respect of Projects, including the foreclosure or other enforcement of any mortgage or other lien securing investments.


     SECTION 2.4 Upon the request of the Developer, Arvida shall use its best efforts to see that the developing entity has good and valid title to the assets of the Project; that any property forming part of a Project is duly insured against loss or damage by fire, with extended coverage, and against such other insurable hazards and risks as are customary and appropriate in the circumstances; that any mortgage securing any Project or other investment of the Developer shall be a valid lien upon the mortgaged property enforceable according to its terms; that any insurance or guaranty issued by the Federal Housing Authority or the Veterans Administration upon which the Developer relies in respect of its Projects is valid and in full force and effect and enforceable according to its terms; that any commit-ment to provide permanent financing on property with respect to which the Developer is furnishing short-term financing and the financial status of any lender making such commitment are satisfactory; and Arvida shall carry out the policies from time to time specified by the Developer with regard to the protection of the Developer's Projects.


     SECTION 2.5 Upon the request of the Developer, Arvida shall perform or cause to be performed on behalf of the Developer the following marketing and brokerage services in connection with the Properties:

     (a) Prepare and present to the Developer for approval a sales plan establishing minimum criteria (including sales price criteria) for sales of all or part of the Properties through the performance of marketing services by Arvida (the "Sales Plan") (and thereafter, as developed or required, all appropriate revisions or replacements of the Sales Plan). The marketing of each Property shall be substantially in accordance with the Sales Plan in respect of each such Property. It is understood and agreed that the Developer shall not be obligated to accept any proposed offer for the purchase or lease of any properties comprising the Properties;

     (b) Negotiate such real estate brokerage arrangements with brokers or agents as Arvida deems necessary or appropriate (subject to the approval of the General Partner) in order to implement an effective marketing program; provided, however, that Arvida or any affiliate thereof may provide real estate brokerage services directly to the Developer;

     (c) Institute a marketing program for the sale of properties comprising the Properties pursuant to the applicable Sales Plan, but at such prices and on such terms as are contemplated by such Sales Plan or as have otherwise been approved by the Developer;

     (d) Recommend such advertising agents, and negotiate and assist the Developer in entering into such advertising arrangements, as Arvida shall deem to be necessary or appropriate in order to implement an effective marketing program; and

     (e) Negotiate such contracts and other documents as shall be agreed to by the Developer (but the Developer shall have the sole authority to execute all deeds, leases, contracts and other documents that relate to the transfer of title to any Property or any part thereof).



ARTICLE III - FUTURE COMMUNITIES

     SECTION 3.1 For so long as this Agreement is in effect, the Partnership will be entitled to receive a 10% interest in the net cash flow of each property development developed by Arvida under the name "Arvida" and using the personnel of Arvida, which are in the nature of master planned residential communities (other than those Communities and other assets acquired under, or as contemplated by, the Acquisition Agreement,or as contemplated by the Prospectus (as hereinafter defined) which Arvida acquires (or enters into an option to acquire) the right to develop on or prior to the fourth anniversary of the date of the first admission to the Partnership of holders of Assignee Limited Partnership Interests as contemplated by the Partnership's prospectus (the "Prospectus") contained in Registration Statement No. 33-14091 on Form S-1 (a "Future Community") after payment of all costs and expenses and the return (the "Preferred Return") to Arvida and its affiliates (including JMB Realty Corporation) of cash flow equal to (i) their capital investment in any such Future Community plus a 12% per annum cumulative, non-compounded return thereon plus (ii) an amount equal to 2% per annum on a cumulative, non-compounded basis of the amount of any indebtedness with respect to such Future Community which was guaranteed by, or otherwise was recourse to, Arvida or its affiliates; provided, however, that the Partnership's right to receive any such 10% of net cash flow shall be reduced (but not below zero) to the extent that, at any time such net cash flow would otherwise be distributable, the then fair market value (as determined by the General Partner) of all such Future Communities on any date on which distribution would otherwise be made is less than an amount equal to the aggregate costs and expenses related to the evaluation, selection and development of all such Future Communities or potential Future Communities, including the Preferred Return. In the event of any such reduction, the costs of other Future Communities and potential Future Communities shall be reduced pro rata by the reduction in net cash flow in which the Partnership would otherwise participate. The interest of the Partnership in Future Communities may take the form of a limited partnership interest. Net cash flow with respect to such Future Communities shall mean all cash receipts, including the proceeds of any financing, less all operating and other expenses (including salary and salary related expenses, rent, utilities and other costs relating to the management, administration, evaluation, selection and development of all such Future Communities), all debt service (including principal and interest) and less additions to cash reserves, exclusive of any amounts distributed to unaffiliated third-party joint venturers.


     SECTION 3.2 In connection with such activities involving Future Communities, Arvida shall, on behalf of the owner or owners of such Future Communities, investigate, select and conduct, all necessary relations with third parties in respect thereof, and enter into appropriate contracts with, or employ, retain or obtain services performed or to be performed by, any such parties in connection with any (i) such Future Communities, or
(ii) mortgages or other investments acquired, sold or otherwise disposed of or committed, negotiated, or contemplated to be acquired, sold or otherwise disposed of by such owner or owners of Future Communities.


     SECTION 3.3 The Partnership shall not participate in any future real estate developments or projects other than its interest in the net cash flow of Future Community developments as provided herein.


     SECTION 3.4 It is understood that Arvida and affiliates of Arvida may perform services similar in nature to those to be performed hereunder for other partnerships, corporations, trusts or other entities in the future, including entities which are affiliated with or sponsored by Arvida or JMB or their affiliates.



ARTICLE IV - PARTNERSHIP'S RESPONSIBILITIES

     SECTION 4.1 The Partnership shall provide full information to Arvida regarding the Partnership's requirements for each Property.


     SECTION 4.2 The Partnership shall designate, when necessary, a representative authorized to act on the Partnership's behalf with respect to each Property. The Partnership or such authorized representative shall examine all documents submitted by Arvida and shall render decisions pertaining thereto promptly.


     SECTION 4.3 The Partnership shall furnish required information as expeditiously as practicable for the orderly progress of the work in respect of each Property, and Arvida shall be entitled to rely upon the accuracy and completeness thereof.



ARTICLE V - ARVIDA'S REIMBURSABLE EXPENSES

     SECTION 5.1 Arvida shall be reimbursed by the Partnership for all expenses incurred in respect of its performance hereunder and of the obligations provided hereby ("Reimbursable Expenses"). Reimbursable Expenses shall include all actual expenditures made by Arvida and its employees and consultants with respect to the Properties (but in no event in excess of the amount which would be charged by independent parties for comparable services) for the following expenses:

     (a) all salaries and salary-related expenses of Arvida employees employed directly by Arvida in respect of the management and development, advisory and supervisory services provided by Arvida to the Partnership hereunder (the "Services"), and

     (b) all direct expenses incurred by Arvida on the Partnership's behalf in respect of the Services, including expenses of transportation and living expenses in connection with out-of-town travel, reasonable and necessary to perform its duties and obligations hereunder.

     The reimbursement of out-of-pocket expenses, including salary expenses, to Arvida may not exceed 5% of the gross revenues from the business of the Partnership.



ARTICLE VI - PAYMENTS TO ARVIDA

     SECTION 6.1 Payments for Reimbursable Expenses shall be made monthly upon presentation of a statement of services rendered and expenses incurred or as otherwise provided in this Agreement. The Partnership's obligation to pay for any Reimbursable Expense shall arise in the month during which the Partnership, Arvida or their affiliates become obligated, or make a cash payment, for such Reimbursable Expense.



ARTICLE VII - ACCOUNTING RECORDS

     SECTION 7.1 Records of Reimbursable Expenses shall be kept on the basis of generally accepted accounting principles and shall be provided to the Partnership at mutually convenient times.

ARTICLE VIII - ARVIDA'S RIGHT TO ENGAGE IN OTHER ACTIVITIES

     SECTION 8.1 It is explicitly agreed that Arvida has other business interests and may engage in other activities in addition to those relating to the Partnership including the rendering of advice or services of any kind to other investors or other persons (including, but not limited to, affiliates of JMB and Arvida) and the management of properties for, among others, affiliates of JMB or Arvida. Nothing in this Agreement shall limit or restrict the right of any partner, director, officer or employee of Arvida or its affiliates, whether or not an officer or employee of the Partnership or joint venture in which the Partnership participates, to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual or association. Arvida shall reimburse the Partnership for any goods, services and facilities of the Partnership which it may be permitted to use in connection with projects unrelated to the Partnership's business.



ARTICLE IX - TERM; TERMINATION OF AGREEMENT

     SECTION 9.1 This Agreement shall continue in force for a period of twenty (20) years from the date hereof, continuing thereafter from year to year upon approval of the General Partner; PROVIDED, HOWEVER, that this Agreement may be terminated without cause by the Partnership without penalty upon sixty (60) days' written notice by the General Partner. Arvida may terminate this Agreement without cause and without penalty (i) upon sixty (60) days' written notice by the President of Arvida at such time as no affiliate of JMB Realty Corporation is acting as a general partner of the Partnership, or (ii) at any time that a material breach by the Partnership under this Agreement has continued for a period of sixty
(60) days.


     SECTION 9.2 This Agreement is not assignable without the written consent of the non-assigning party, except (i) by Arvida to a corporation or other person which controls, or is controlled by, or is under common control with Arvida or (ii) by either Arvida or the Partnership, as the case may be, to a successor to the business of such party; provided that, in the case of the Partnership, the successor to the Partnership's business shall be an affiliate of JMB. Any such assignee or successor entity shall be bound hereunder and by the terms of said assignment in the same manner as the assignor or predecessor entity is bound hereunder.


     SECTION 9.3 At the option solely of the General Partner, this Agreement shall be, and shall become, terminated immediately upon written notice of termination from the General Partner to Arvida, if any of the following events shall happen:

           (a) If Arvida shall violate any material provision of this Agreement, and after having notice of such violation, Arvida fails to cure such violation within thirty (30) days; or


           (b) If Arvida shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of Arvida, or of all or substantially all of its property, or approving any petition filed against Arvida for its reorganization, and such adjudication or order shall remain in force or not stayed for a period of thirty (30) days; or

           (c) If Arvida shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

     Arvida agrees that if any of the events specified in subdivisions (b) and (c) of this Section 9.3 shall occur, it will give written notice thereof to the General Partner within seven (7) days after the occurrence of such event.


     SECTION 9.4   In the event that this Agreement is not
renewed or is otherwise terminated, Arvida shall be paid all Reimbursable Expenses specified in Section 5 hereof. The Partnership shall pay Arvida all compensation due to Arvida on termination within thirty (30) days after the effective date of such termination in cash.


     SECTION 9.5 Upon termination of this Agreement by either party or by its terms, the General Partner shall, upon the written request of Arvida, change the name of the Partnership or of any entity owned or controlled by the Partnership to a name not containing the name "Arvida" or any name or names similar thereto, and sufficiently dissimilar to such name as to be unlikely to cause confusion with such name, and the General Partner shall not allude in any public statement or advertisement to the former associa-tion, except as necessary to announce the change in the Partnership's name (or the name of such owned or controlled entity) and as required by applicable law. Arvida shall retain sole authority and control over the use of its name and of any trademarks owned by Arvida. Nothing in this Agreement shall in any way restrict or limit the right of Arvida or any affiliate thereof (other than the Partnership and any entity owned or controlled by the Partnership) to use in any manner the name "Arvida" or any approximation, whether or not in combination with any other names or designations. Until the termination of this Agreement the Partnership and any entity owned or controlled by the Partnership shall be authorized, subject to the terms of that certain License Agreement attached hereto as Exhibit A and incorporated by reference herein and subject to the terms and conditions set forth herein to use the name "Arvida".



ARTICLE X - INDEMNIFICATION; LIABILITY

     SECTION 10.1 Arvida and each of its directors, officers and employees, respectively, shall be indemnified by the Partnership for any liability suffered by them arising out of their activities under this Agreement, except for fraud, bad faith or negligence by them.


     SECTION 10.2 Arvida assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the General Partner in following or declining to follow any advice or recommendations of Arvida. Arvida and its directors, officers and employees, respectively, will not be liable to the Partnership, except by reason of acts constituting fraud, bad faith or negligence, and will not be liable to any third persons (other than the Partnership and holders of interests therein to the extent provided above) except by reason of fraud.



ARTICLE XI - MISCELLANEOUS

     SECTION 11.1 By virtue of this Agreement, the Partnership and Arvida are not partners or joint venturers with each other and nothing contained herein shall be construed so as to make them such partners or joint venturers in respect of this Agreement or to impose any liability as such on either of them.


     SECTION 11.2 Any notice required or permitted to be given hereunder shall be in writing unless some other method of giving such notice is accepted by the party to whom it is given. Notice shall be effective upon delivery by mail, air courier, or other appropriate means to the following addresses of the parties hereto:

     To the General Partner and/or the Partnership:

           875 North Michigan Avenue
           Chicago, Illinois  60611


     To Arvida:

           7900 Glades Road
           Boca Raton, Florida  33434


     Either party hereto may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 11.2.


     SECTION 11.3 This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective permitted successors or assigns, or as otherwise provided herein. This Agreement may be modified only with the consent of the holders of the majority of the limited partnership interests in the Partnership (except as to immaterial or conforming amendments, which shall only require the consent of the General Partner on behalf of the Partnership).


     SECTION 11.4 The Article and Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.


     SECTION 11.5 This Agreement shall bind any successors or assigns of the parties hereto as herein provided.


     SECTION 11.6 The provisions of this Agreement shall be construed and interpreted in accordance with, and be governed by, the laws of the State of Illinois as at the time in effect.


     SECTION 11.7 It is agreed and understood that no person other than Arvida, the General Partner and the Partnership will be entitled to rely upon or enforce any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of this 10th day of September, 1987.



                                  ARVIDA MANAGEMENT COMPANY


                                  By:  /s/ Ira Schulman
                                       --------------------
                                       Name:  Ira Schulman
                                       Title: Vice President



                                  ARVIDA/JMB PARTNERS, L.P.

                                  By:  ARVIDA/JMB MANAGERS, INC.,
                                       Its General Partner


                                       By:   /s/ Dennis M. Quinn
                                             ----------------------
                                             Name:  Dennis M. Quinn
                                             Title: Vice President

EXHIBIT A





                           LICENSE AGREEMENT
                           -----------------


     Agreement by and between Arvida Management Company, an Illinois corporation ("Arvida"), and Arvida/JMB Partners, L.P., a limited partnership organized and operating under the laws of Delaware
("Licensee").

     WHEREAS, Arvida owns tradenames, trademarks and service marks in respect of the name "Arvida" that it has used in connection with its business activities including marks that are registered with state and federal authorities as well as common law rights in those and other marks and it is expected that Arvida may hereafter acquire ownership of additional names, marks and registrations using the name "Arvida" (all such names and marks using the "Arvida" name, including both registered and common law marks, whether now owned or hereafter acquired being hereinafter referred to collectively as "Marks"); and

     WHEREAS, Arvida and Licensee have executed a Management, Advisory and Supervisory Agreement (the "Supervisory Agreement") to which this License Agreement is Exhibit A, and Arvida and Licensee wish to enable Licensee to use such Marks in connection with Licensee's business activities upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1.    GRANT OF NON-EXCLUSIVE LICENSEE

           Upon the terms and conditions hereinafter set forth, Arvida hereby grants to Licensee and Licensee hereby accepts a non-exclusive, non-transferable license to use the Marks, in connection with Licensee's business operations, including use of such Marks as part of Licensee's name as well as their use for identification of Licensee's properties or facilities contained therein, including but not limited to hotels, clubs, commercial buildings and other similar properties or facilities. Licensee shall have no interest in or right to use the Marks except as set forth herein. This License extends to any and all Marks now owned or hereafter acquired by Arvida to the date of expiration or termination of this Agreement.

     2.    NON-EXCLUSIVITY OF LICENSE

           Nothing in this Agreement shall prevent Arvida from granting any other licenses for the use of the Marks or from utilizing the Marks or permitting the Marks to be utilized by others in any manner whatsoever.


     3.    TERM

           The term of this License shall continue in force for as long as the Supervisory Agreement shall be in effect, subject to earlier termination in accordance with the provisions thereof and hereof.


     4.    OWNERSHIP OF MARKS

           Licensee specifically acknowledges Arvida's ownership rights in the Marks. In connection with the use of the Marks Licensee shall not in any manner represent that it has any ownership in the Marks or any registrations thereof and agrees that nothing in this Agreement shall give Licensee any ownership interest in any of the Marks other than the right to use the Marks in accordance with this Agreement.

           Licensee will not, during the term of this Agreement or at any time thereafter, attack the validity of any of the Marks or Arvida's interests therein, nor will it attach any application for registration of any of the Marks, or take any position contrary to that of Arvida in any proceedings pertaining to registration of any of the Marks.

           Licensee shall, whether during or after the term of this Agreement, execute and deliver to Arvida such documents as Arvida may reasonably request to establish or confirm Arvida's ownership interest in the Marks.


     5.    QUALITY CONTROL

           Licensee hereby agrees that it will follow the same quality standards that Arvida's predecessors have heretofore used in connection with any uses of any of the Marks licensed hereunder. Licensee agrees that it will make no uses of the Marks that it believes would reflect adversely upon Arvida and that it will obtain Arvida's prior approval of the quality standards to be employed in connection with any uses of any of such Marks differing from prior uses made by Arvida's predecessors. Arvida shall have the right upon request to review all uses of any of such Marks as well as the right to inspect (upon reasonable notice) any properties or other products connected in any way with Licensee's uses of the Marks.

           Licensee agrees that Arvida shall have total discretion to determine the propriety of any usage of any of such Marks or the quality standards to be employed in respect thereof and Licensee agrees to forego any objectionable use of the Marks upon written notification to Licensee from Arvida that such use is objectionable. Once Arvida has notified Licensee that it deems a particular usage of the Marks objectionable, any repetition of such objectionable usage by Licensee after it has received reasonable notice that Arvida objects to such use shall entitle Arvida in its sole discretion to terminate this Agreement and any and all rights granted to Licensee hereunder pursuant to paragraphs 9.b. and 10 hereof.


     6.    ASSIGNMENT OR SUBLICENSE BY LICENSEE

           This Agreement and all rights and duties in and with respect to the Marks hereunder are personal to Licensee and shall not, without the prior written consent of Arvida, which consent may be withheld in Arvida's sole discretion, be assigned, mortgaged, sublicensed or otherwise encumbered or transferred by Licensee or by operation of law. Arvida, however, may assign this Agreement and/or its rights and duties hereunder to any person or entity without the consent of Licensee and upon such assignment Arvida shall be relieved from any further liability under this Agreement. Arvida shall furnish written notice of any such assignment to Licensee.


     7.    UNAUTHORIZED USE

           Licensee will notify Arvida in writing of any unauthorized use of any of the Marks which come to Licensee's attention and Arvida will proceed diligently, at its own expense and under its sole control, to prevent any such unauthorized use of the Marks. In the event that Arvida does not proceed diligently to prevent unauthorized use of the Marks, Licensee shall have the right, at its own expense and under its sole control, to proceed in its own name to prevent unauthorized use of the Marks and, if required by law, to name Arvida as a co- plaintiff in any such proceeding.


     8.    INFRINGEMENT

           Licensee will notify Arvida promptly in writing of any claim that the use of any of the Marks infringes the rights of others, or of the institution of any legal actions or suits predicated upon such claimed infringement, and any such suit or action will be diligently defended at the sole expense of and under the sole control of Arvida.

     9.    TERMINATION

           a. This Agreement shall remain in effect throughout the term stated in paragraph 3 above until and unless it is earlier terminated pursuant to the terms of paragraph 9(b) below.

           b.    This Agreement may be terminated as follows:

                 i. By Arvida in the event that Licensee shall fail or threaten to fail to perform any obligation imposed upon Licensee by this Agreement or violate any terms of this Agreement. Arvida will give Licensee written notice setting forth the particulars of any such breach and, unless Licensee has cured such breach or is in the process of curing such breach (in the sole judgment of Arvida), this Agreement will terminate thirty (30) days after receipt by Licensee of such written notice.

                 ii. In the event that the Supervisory Agreement terminates for any reason, or in the event of its expiration, this License Agreement shall immediately and automatically terminate.


     10.   EFFECT OF TERMINATION OR EXPIRATION

           On termination or expiration of this Agreement, all rights and licenses granted to Licensee hereunder shall immediately and automatically terminate. In such event, Licensee agrees, to discontinue all uses of the Marks and any words confusingly similar thereto within ninety (90) days of such termination or expiration, including but not limited to changing the name of Arvida/JMB Partners, L.P. to a name not containing the name "Arvida" or any name or names similar thereto, and sufficiently dissimilar to such name as to be unlikely to cause confusion with such name. Neither Licensee nor any affiliate of Licensee shall allude in any public statement or advertisement to the former name, except as necessary to announce the change in the Partnership's name (or the name of such affiliate) and as required by applicable law. Licensee agrees that it will at no future time adopt or use, without Arvida's prior written consent, a word or mark which is reasonably likely to be similar to or confusing with any of the Marks. Arvida shall retain sole authority and control over the use of its name and over all of the Marks, and all rights in the Marks shall remain the property of Arvida.

     11.   ROYALTY

           The license granted herein shall be royalty-free.


     12.   RESERVATION OF RIGHTS IN THE LICENSED MARKS

           Rights in the Marks, other than those specifically granted herein, are reserved by Arvida for its own use. Upon the termination of this Agreement for any reason whatsoever, all rights to the Marks shall revert to Arvida without the necessity of any act on its part.


     13.   UNENFORCEABLE PROVISIONS

           If any provision of this Agreement, or any part hereof, is declared unenforceable by a court of competent jurisdiction, each and every other provision, or part hereof, shall continue in full force and effect.


     14.   NOTICES

           All notices or communications required or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been received by a party hereto and to be effective in the manner and as provided for in the Supervisory Agreement.


     15.   WAIVER

           The failure or delay of Arvida or Licensee to insist upon the performance of any of the terms or conditions of this Agreement or to exercise or enforce any right or obligation herein conferred, shall not be construed to be a waiver of any such terms, conditions, rights or obligations and either party may, within the time provided by applicable law, take measures to enforce any or all such rights and obligations.


     16.   GOVERNING LAW

           This Agreement shall be construed and interpreted in accordance with, and be governed by, the laws of the State of Illinois as of the time in effect.


     17.   REMEDIES

           In the event of the breach or default in the terms of this Agreement by either party, the non-breaching or non-defaulting party shall be entitled to all legal and equitable remedies provided by law.

           The parties to this Agreement agree that damages may be insufficient to compensate Arvida in the event that any of the terms of the Agreement are not complied with, and therefore agree that in such event, Arvida may seek injunctive relief and specific performance of the terms hereof, in addition to all other rights or remedies, and that to obtain such an injunction Arvida shall not be required to show any actual damage or to post any bond or other security.


     18.   HEADINGS

           The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.


     19.   ENTIRE AGREEMENT

           This Agreement and the Supervisory Agreement contain the entire understanding between the respective parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be modified, amended, changed, waived or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the modification, amendment, change, waiver or discharge is sought. However, in the case of automatic termination of this Agreement, no writing shall be required in order to effect such termination, except as otherwise expressly provided herein.